UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2013

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10948	59-2663954
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (561) 438-4800

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Current Report on Form 8-K is filed in connection with a memorandum of understanding (the “Memorandum of Understanding”) regarding the settlement of certain litigation relating to the Agreement and Plan of Merger, dated as of February 20, 2013 (the “Merger Agreement”), by and among Office Depot, Inc. (“Office Depot”), Dogwood Merger Sub Inc., Dogwood Merger Sub LLC, Mapleby Holdings Merger Corporation, Mapleby Merger Corporation and OfficeMax Incorporated (“OfficeMax”), providing for the merger of equals between Office Depot and OfficeMax in which, through a series of transactions, OfficeMax will become an indirect, wholly-owned subsidiary of Office Depot.

As previously disclosed in the registration statement on Form S-4 of Office Depot, that was declared effective on June 7, 2013, and the definitive joint proxy statement/prospectus filed with the Securities and Exchange Commission on June 10, 2013 (the “joint proxy statement/prospectus”), eight putative class action lawsuits challenging the transactions contemplated by the Merger Agreement were filed on behalf of a putative class consisting of OfficeMax stockholders.

Six lawsuits were filed in the Circuit Court of the Eighteenth Judicial Circuit of DuPage County, Illinois (the “State Court”): (i) Venkata S. Donepudi v. OfficeMax Incorporated, et al. (Case Number 2013L000188), filed on February 25, 2013; (ii) Beth Koeneke v. OfficeMax Incorporated, et al. (Case Number 2013CH000776), filed on February 28, 2013; (iii) Marc Schmidt v. Saligram, et al. (Case Number 2013MR000411), filed on March 13, 2013; (iv) The Feivel & Helene Gottlieb Defined Benefit Pension Plan v. OfficeMax Incorporated, et al. (Case Number 2013L000246), filed on March 14, 2013; (v) Norman Klumpp v. Bryant et al. (Case Number 2013CH1107), filed on March 28, 2013; and (vi) J. David Lewis v. OfficeMax Incorporated, et al. (Case Number 2013CH001123), filed on March 29, 2013. The above-referenced actions have been consolidated in Venkata S. Donepudi v. OfficeMax Incorporated, et al. (Case Number 2013L000188) (the “State Action”). A consolidated amended class action complaint was filed in the State Action on April 25, 2013.

Two lawsuits were filed in the United States District Court for the Northern District of Illinois, Eastern Division: (i) Eric Hollander v. OfficeMax Incorporated, et al. (Case Number 1:13-cv-03330), filed on May 2, 2013; and (ii) Thomas and Beverly DeFabio v. OfficeMax Incorporated, et al. (Case Number 1:13-cv-03385), filed on May 6, 2013 (the “Federal Actions”).

The State Action and the Federal Actions named Office Depot, OfficeMax and the directors of OfficeMax, among others, as defendants. Each of the lawsuits was brought by a purported holder or holders of OfficeMax common stock, both individually and on behalf of a putative class of OfficeMax stockholders. The lawsuits generally alleged, among other things, that the directors of OfficeMax breached their fiduciary duties to OfficeMax stockholders by agreeing to a transaction with inadequate and unfair consideration and pursuant to an inadequate and unfair process, and that Office Depot and OfficeMax, among others, aided and abetted the OfficeMax directors in the breach of their fiduciary duties. In addition, the lawsuits alleged that the disclosure in the joint proxy statement/prospectus was inadequate.

Office Depot believes that these lawsuits are without merit and that no further disclosure is required to supplement the joint proxy statement/prospectus under applicable laws; however, to eliminate the burden, expense and uncertainties inherent in such litigation, on June 25, 2013, the defendants entered into the Memorandum of Understanding regarding the settlement of the State Action and the Federal Actions. The Memorandum of Understanding outlines the terms of the parties’ agreement in principle to settle and release all claims which were or could have been asserted in the State Action and the Federal Actions. In consideration for such settlement and release, the parties to the State Action and the Federal Actions have agreed that Office Depot and OfficeMax will make certain supplemental disclosures to the joint proxy statement/prospectus, all of which are set forth below. The Memorandum of Understanding contemplates that the parties will attempt in good faith to agree promptly upon a stipulation of settlement to be submitted to the State Court for approval at the earliest practicable time. The stipulation of settlement will be subject to customary conditions, including approval by the State Court, which will consider the fairness, reasonableness and adequacy of such settlement. The stipulation of settlement will provide that OfficeMax (or its successors in interest) will pay, on behalf of all defendants, the plaintiffs’ attorneys’ fees and expenses, subject to approval by the State Court, in the amount of $735,000, following dismissal of both the State Action and the Federal Actions with prejudice. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the State Court will approve the settlement even if the parties were to enter into such stipulation. In such event, or if the transactions contemplated by the Merger Agreement are not consummated for any reason, the proposed settlement will be null and void and of no force and effect.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

In connection with the settlement of the State Action and the Federal Actions, as described in this Current Report on Form 8-K, Office Depot and OfficeMax have agreed to make these supplemental disclosures to the joint proxy statement/prospectus. This supplemental information should be read in conjunction with the joint proxy statement/prospectus, which should be read in its entirety. Defined terms used but not defined below have the meanings set forth in the joint proxy statement/prospectus.

1.	The section of the joint proxy statement/prospectus entitled “The Transactions—Background of the Transactions” is hereby supplemented as follows:

A.	The first full paragraph on page 69 of the joint proxy statement/prospectus (such paragraph beginning with “On July 25-26, 2012 . . .”) is hereby amended and restated to read as follows:

“On July 25-26, 2012, the OfficeMax board of directors met at OfficeMax’s headquarters in Naperville, Illinois with members of management to, among other things, review Office Depot’s proposal for a potential transaction in consultation with Skadden, Arps, Slate, Meagher & Flom LLP (referred to in this joint proxy statement/prospectus as “Skadden”), which had previously been engaged by OfficeMax in connection with various corporate and transactional matters, Dechert LLP (referred to in this joint proxy statement/prospectus as “Dechert”), which had previously been engaged by OfficeMax in connection with antitrust matters, and J.P. Morgan Securities LLC (referred to in this joint proxy statement/prospectus as “J.P. Morgan”), which had previously been engaged by OfficeMax commencing on or around June 1, 2012 in connection with the review of various strategic and financial alternatives. At this meeting, Skadden reviewed the fiduciary duties of the directors under Delaware law, and Dechert provided a preliminary analysis of antitrust matters in connection with a possible transaction with Office Depot. J.P. Morgan discussed certain financial analyses related to OfficeMax’s strategic plan and various capital structure alternatives, as well as considerations related to the proposal by Office Depot and potential alternative methods of structuring a transaction with Office Depot. The potential alternative methods of structuring a transaction with Office Depot reviewed by J.P. Morgan at this meeting included a transaction with 100% cash consideration paid by Office Depot, a transaction in which OfficeMax would acquire Office Depot for mixed cash and stock consideration, and a merger of equals stock for stock transaction. OfficeMax’s board of directors discussed the characteristics of a transaction that might be in the best interests of OfficeMax’s stockholders. In particular, directors discussed that an all-stock transaction utilizing a merger of equals structure (instead of a predominantly cash-based transaction) would enable OfficeMax’s stockholders to participate proportionately in potential synergies at the combined company. Separate from the discussion around the Office Depot transaction, certain balance sheet and capital structure clarifying alternatives were also reviewed by J.P. Morgan at this meeting, including, but not limited to, the monetization of OfficeMax’s investment in Boise Cascade Holdings, L.L.C., restructuring of the timber notes, the sale of a non-core business outside the U.S. and dividend policy or share repurchases. At this meeting, the OfficeMax board of directors discussed that, although the mixed cash and stock consideration indicated in Office Depot’s June 21, 2012 letter did not present a compelling proposal given the relative financial position and market capitalization of the two companies at that time, OfficeMax should continue to explore a potential business combination transaction with Office Depot, including seeking to structure such a transaction as an all stock merger in order for stockholders to jointly participate in potential synergies, securing equal board representation for the combined company and addressing other social issues so as to preserve OfficeMax’s business franchise during the regulatory review period. In addition, directors discussed the importance of clarifying the position of BC Partners with respect to the combined company.”

B.	The seventh paragraph on page 70 of the joint proxy statement/prospectus (such paragraph beginning with “On September 13, 2012 . . .”), is hereby amended and restated to read as follows:

“On September 13, 2012, Mr. Austrian sent a letter to Mr. Saligram in response to Mr. Saligram’s September 4, 2012 letter indicating that although the Office Depot board of directors did not believe a pure merger of equals was an appropriate construct, it was willing to proceed with discussions based upon the understanding of a predominantly stock for stock combination with equal board representation and other indicia of a merger of equals. The letter expressed Office Depot’s view that although the companies’ market capitalizations were similar, basing a transaction exclusively on current market capitalizations would significantly undervalue the relative contribution of Office Depot to a transaction, taking into account comparative revenue, EBITDA, number of U.S. stores and the performance of Office Depot de México. The letter proposed a transaction structure that would provide OfficeMax stockholders with shares of the combined company representing approximately 43-45% of the combined company’s outstanding shares (assuming BC Partners did not convert its shares of Office Depot convertible preferred stock) as well as a modest cash component (either as a pre-transaction OfficeMax special dividend or as a portion of the merger consideration). The letter expressed the view that such a structure would not result in one party being viewed as the acquirer and the other as the target. As of September 13, 2012, this proposed percentage ownership in the combined company would have represented an exchange ratio of approximately 2.5x-2.7x. The letter indicated that Office Depot’s agreement on equal board representation assumed the successful resolution of other transaction parameters, including governance, management, headquarters and company name.”

2.	The section of the joint proxy statement/prospectus entitled “The Transactions—Recommendation of OfficeMax’s Board of Directors and Reasons for the Transactions” is hereby supplemented as follows:

A.	The following is hereby inserted immediately preceding the last paragraph of such section on page 89 of the joint proxy statement/prospectus:

“As described above under “– Background of the Transactions,” at various times leading up to the determination to enter into the merger agreement, the OfficeMax board of directors on occasion considered various business combinations. Taking into account the potential synergies in the proposed merger with Office Depot and other considerations, OfficeMax did not conduct a pre-signing market check of other industry participants, solicit additional bids or seek to include a “go-shop” provision in the merger agreement. In addition, OfficeMax considered that, given the merger of equals structure of the transaction, provisions of the merger agreement related to non-solicitation, responding to unsolicited proposals, changes in recommendation and termination rights and related fees and conditions were structured in a reciprocal manner for the benefit of Office Depot as well as OfficeMax, and other deal protection terms, such a “go shop” provision, would likely have been requested to be reciprocal terms.

At various times leading up to the determination to enter into the merger agreement, the OfficeMax board of directors discussed fluctuations in the stock prices of both OfficeMax and Office Depot and considered that, as a result of a fixed exchange ratio, OfficeMax stockholders could be adversely affected by a decrease in the trading price of Office Depot common stock during the pendency of the transactions. In view of the merger of equals structure of the transaction and the potential advantages and disadvantages of a fixed exchange ratio, OfficeMax did not seek to negotiate for a protective “collar” as part of the consideration in the merger agreement.”

3.	The section of the joint proxy statement/prospectus entitled “The Transactions—Certain Financial Projections Utilized by Office Depot’s Board of Directors and Office Depot’s Financial Advisors” is hereby supplemented as follows:

A.	The first sentence of the last paragraph beginning on page 89 of the joint proxy statement/prospectus (such paragraph beginning with “Office Depot uses . . ..”) is hereby amended and restated as follows:

“Office Depot uses a variety of financial measures that are not in accordance with GAAP, including those shown in the tables below (other than revenue), as supplemental measures to evaluate its operational performance.”

B.	The following is hereby inserted immediately following the last sentence of the first full paragraph on page 90 of the joint proxy statement/prospectus (such paragraph beginning with “The financial projections . . .”):

“These projections also include capital expenditures, which is defined as cash additions of property, equipment, and information technology infrastructure, as well as free cash flow, which is defined as net cash from operations less capital expenditures.”

C.	The tables on page 90 of the joint proxy statement/prospectus are hereby amended and restated as follows:

Office Depot Management Case

	Year ended December 28, 2013	Year ended December 27, 2014	Year ended December 26, 2015	Year ended December 31, 2016
	(dollars in millions)
Revenues	$10,435	$10,499	$10,563	$10,692
EBITDA	$355	$433	$536	$568
EBIT	$150	$221	$320	$346
Capital Expenditures	$200	$200	$200	$200
Free Cash Flow	$85	$60	$160	$195

Office Depot Management Sensitivity Case

	Year ended December 28, 2013	Year ended December 27, 2014	Year ended December 26, 2015	Year ended December 31, 2016
	(dollars in millions)
Revenues	$10,435	$10,395	$10,330	$10,397
EBITDA	$355	$403	$436	$458
EBIT	$150	$191	$220	$236
Capital Expenditures	$200	$200	$200	$200
Free Cash Flow	$85	$44	$100	$123

D.	The following is hereby inserted immediately following the last sentence of the second full paragraph on page 91 of the joint proxy statement/prospectus (such paragraph beginning with “The financial projections . . .”):

“These projections also include capital expenditures, which is defined as additions of property, equipment and information technology infrastructure, as well as free cash flow, which is defined as cash from operations (including pension cash contribution) less capital expenditures.”

E.	The tables on page 91 of the joint proxy statement/prospectus are hereby amended and restated as follows:

OfficeMax Case

	Year ended December 28, 2013	Year ended December 27, 2014	Year ended December 26, 2015	Year ended December 31, 2016
	(dollars in millions)
Revenues	$7,063	$7,204	$7,396	$7,617
EBITDA	$235	$293	$374	$406
EBIT	$150	$191	$254	$267
Capital Expenditures	$125	$134	$133	$133
Free Cash Flow	$31	$23	$99	$129

OfficeMax Sensitivity Case

	Year ended December 28, 2013	Year ended December 27, 2014	Year ended December 26, 2015	Year ended December 31, 2016
	(dollars in millions)
Revenues	$6,949	$7,019	$7,054	$7,103
EBITDA	$227	$260	$293	$330
EBIT	$142	$158	$173	$191
Capital Expenditures	$125	$134	$133	$133
Free Cash Flow	$17	$(2)	$33	$68

4.	The section of the joint proxy statement/prospectus entitled “The Transactions—Certain Financial Projections Utilized by OfficeMax’s Board of Directors and OfficeMax’s Financial Advisor” is hereby supplemented as follows:

A.	The third sentence of the last paragraph beginning on page 91 of the joint proxy statement/prospectus (such paragraph beginning with “OfficeMax does not . . ..”) is hereby amended and restated as follows:

“Except as described below, OfficeMax provided these projections to OfficeMax’s board of directors, J.P. Morgan and Office Depot.”

B.	The first sentence of the second full paragraph on page 92 of the joint proxy statement/prospectus (such paragraph beginning with “OfficeMax uses a variety . . ..”) is hereby amended and restated as follows:

“OfficeMax uses a variety of financial measures that are not in accordance with GAAP, including those shown in the table below (other than revenue), as supplemental measures to evaluate its operational performance.”

C.	The following is hereby inserted immediately following the last sentence of the third full paragraph on page 92 of the joint proxy statement/prospectus (such paragraph beginning with “The financial projections . . .”):

“These projections also include capital expenditures, which is defined as additions of property, equipment and information technology infrastructure, as well as change in net working investment, which is defined as the year over year change in current assets, excluding cash and short-term investments, minus short term liabilities, excluding short-term debt. Finally, these projections include unlevered free cash flows, which consist of after-tax non-GAAP income from operations plus depreciation less capital expenditures plus or minus the change in working capital and other assets/liabilities.”

D.	The fourth full paragraph on page 92 of the joint proxy statement/prospectus (such paragraph beginning with “The following table . . .”) is hereby amended and restated as follows:

“The following table summarizes the financial projections related to OfficeMax, prepared by OfficeMax management as described above, used by OfficeMax’s board of directors for purposes of its consideration of the transactions and by J.P. Morgan for purposes of its financial analyses. These financial projections (except for change in net working investment and unlevered free cash flows) were also provided to Office Depot.”

E.	The table on page 92 of the joint proxy statement/prospectus is hereby amended and restated as follows:

	Year ended December 28, 2013	Year ended December 27, 2014	Year ended December 26, 2015
	(dollars in millions)
Revenues	$7,063	$7,024	$7,396
EBITDA	$235	$293	$374
EBIT	$150	$191	$254
Capital Expenditures	$125	$134	$133
Change in Net Working Investment	$(20)	$(45)	$(35)
Unlevered Free Cash Flows	$43	$49	$117

F.	The last sentence of the last paragraph on page 92 of the joint proxy statement/prospectus (such paragraph beginning with “In connection with . . .”) is hereby amended and restated as follows:

“OfficeMax provided these projections to OfficeMax’s board of directors (except for Free Cash Flows) for purposes of its consideration of the transactions and to J.P. Morgan for purposes of its financial analyses.”

5.	The section of the joint proxy statement/prospectus entitled “The Transactions—Opinions of Office Depot’s Financial Advisors” is hereby supplemented as follows:

A.	The first sentence of the last paragraph on page 97 of the joint proxy statement/prospectus (such paragraph beginning with “For the purposes . . .”) is hereby amended and restated as follows:

“For the purposes of its calculation of OfficeMax’s enterprise value, PJSC included its estimate of certain net liabilities of OfficeMax (referred to as the “legacy net liabilities”) which, in aggregate, total approximately $225 million.”

B.	The second sentence of the last paragraph on page 97 of the joint proxy statement/prospectus (such paragraph beginning with “For the purposes . . .”) is hereby amended and restated as follows:

“These legacy net liabilities include certain contingent obligations and tax-related obligations less certain key assets, including non-operating investments (including an approximate 20.4% ownership stake in Series B equity units of Boise Cascade Holdings, L.L.C. valued at approximately $169 million, based on its 71.6% ownership of the equity securities of its subsidiary, Boise Cascade Company (“Boise Cascade”) and the $27.94 closing stock price of Boise Cascade on February 15, 2013) and tax credits.”

C.	The first sentence of the last paragraph on page 101 of the joint proxy statement/prospectus (such paragraph beginning with “Additionally, PJSC reviewed . . ..”) is hereby amended and restated as follows:

“Additionally, PJSC reviewed various synergy scenarios based on 50% to 100% of the midpoints of ranges of the potential synergies estimated by Office Depot’s management to result from the transactions, as provided by Office Depot management, that did not include explicit assumptions from Office Depot management for any dis-synergies associated with the integration of the Office Depot and OfficeMax businesses.”

D.	The second sentence of the fifth full paragraph on page 108 of the joint proxy statement/prospectus (such paragraph beginning with “For Office Depot . . .”) is hereby amended and restated as follows:

“In the case of OfficeMax, debt included net liabilities related to certain contingent obligations and assets (including the cash related to the BCH dividend and the value of the retained investment in Boise Cascade Holdings, L.L.C. based on the market price of Boise Cascade).”

E.	The footnote to the second table on page 109 of the joint proxy statement/prospectus is hereby amended and restated as follows:

“* Adjusted exchange ratios reflect reduction of the applicable per share price of OfficeMax common stock by the per share value of the BCH dividend to reflect the potential dividend by OfficeMax to its stockholders prior to completion of the transactions.”

F.	The second sentence of the fourth full paragraph on page 110 of the joint proxy statement/prospectus (such paragraph beginning with “Based on the foregoing . . ..”) is hereby amended and restated as follows:

“Based on the foregoing analysis and the actual cash and cash equivalents and debt outstanding of OfficeMax as of December 29, 2012, the discounted cash flow analysis of OfficeMax, including the incremental effects of its net liabilities related to certain contingent obligations and assets (including the cash related to the BCH dividend and the value of the retained investment in Boise Cascade Holdings, L.L.C. based on the market price of Boise Cascade), yielded an implied value range for OfficeMax common stock of approximately $13.09 to $17.08 per share, on a fully-diluted basis, based on the OfficeMax management sensitivity case.”

G.	The second sentence of the third paragraph on page 112 of the joint proxy statement/prospectus (such paragraph beginning with “For purposes of . . .”) is hereby amended and restated as follows:

“Costs to achieve synergies included nonrecurring operating and non-recurring capital expenditures associated with achieving the cost synergies as provided to Morgan Stanley by Office Depot management, but did not include an explicit assumption from Office Depot management for any dis-synergies associated with the integration of the Office Depot and OfficeMax businesses.”

6.	The section of the joint proxy statement/prospectus entitled “The Transactions—Opinion of OfficeMax’s Financial Advisor is hereby supplemented as follows:

A.	The following is hereby inserted immediately following the third sentence of the first full paragraph on page 118 of the joint proxy statement/prospectus (such paragraph beginning with “These companies were . . .”):

“J.P. Morgan did not treat the $735 million obligation of an affiliate of OfficeMax relating to certain outstanding timber securitization notes (for which there is no recourse against OfficeMax) as indebtedness of OfficeMax.”

B.	The table on page 118 of the joint proxy statement/prospectus entitled “Trading Comparables for OfficeMax and Office Depot” is hereby amended and restated as follows:

Trading Comparables for OfficeMax and Office Depot
	Firm Value / CY 2013 EBITDA	Firm Value / CY 2014 EBITDA
Office Supply
Staples, Inc.	5.3x	5.3x
Office Depot, Inc.	5.1x	4.8x
OfficeMax Incorporated	5.4x	5.2x
Mean	5.3x	5.1x
Median	5.3x	5.2x
Hardlines
Wal-Mart Stores, Inc.	7.5x	7.1x
Amazon.com, Inc.	24.0x	17.5x
The Home Depot, Inc.	10.1x	9.4x
Target Corporation	7.6x	6.9x
Lowe’s Companies, Inc.	9.5x	8.8x
Costco Wholesale Corporation	9.9x	9.0x
Best Buy Co., Inc.	2.6x	2.7x
RadioShack Corporation	5.3x	4.6x
hhgregg, Inc.	3.6x	3.4x
Mean	8.9x	7.7x
Median	7.6x	7.1x

C.	The third sentence of the last paragraph beginning on page 119 of the joint proxy statement/prospectus (such paragraph beginning with “J.P. Morgan calculated . . ..”) is hereby amended and restated as follows:

“The unlevered free cash flows and the range of terminal values were discounted to present values using a range of discount rates from 11.0% to 13.0%, which were developed using the Capital Asset Pricing Model formula for the cost of equity and an assumed target debt to total capitalization of 35%. The Capital Asset Pricing Model, in turn, used a range of beta values from 1.7 to 2.0 based on the detailed table below:”

D.	The following is hereby inserted immediately following the third sentence of the last paragraph beginning on page 119 of the joint proxy statement/prospectus (such paragraph beginning with “J.P. Morgan calculated . . .”):

	Levered Beta		Relevered Beta
	Predicted	Historical	Predicted	Historical
OfficeMax	1.689	2.536	1.513	2.271
Office Depot	2.016	3.043	1.790	2.702
Staples	1.190	1.144	1.428	1.372

E.	The fifth sentence of the last paragraph beginning on page 119 of the joint proxy statement/prospectus (such paragraph beginning with “J.P. Morgan calculated . . ..”) is hereby amended and restated as follows:

“For purposes of calculating the net debt of OfficeMax, J.P. Morgan assumed that OfficeMax had a cash balance of $760 million (including $134 million to account for the then-current value, net of tax leakage, of OfficeMax’s 14% indirect interest in Boise Cascade, and $130 million to account for the proceeds distributed to OfficeMax in connection with its investment in Boise Cascade Holdings, L.L.C.), and J.P. Morgan did not treat the $735 million obligation of an affiliate of OfficeMax relating to certain outstanding timber securitization notes (for which there is no recourse against OfficeMax) as indebtedness of OfficeMax. After deriving the implied fully diluted equity values of each company, J.P. Morgan then divided by the number of fully diluted common shares outstanding at each company to arrive at a range of implied equity values per share for OfficeMax and Office Depot on a standalone basis (i.e., without the synergies).”

F.	The first two sentences of the last paragraph on page 121 of the joint proxy statement/prospectus (such paragraph beginning with “J.P. Morgan analyzed . . .”) are hereby amended and restated as follows:

“J.P. Morgan analyzed the contribution of each of OfficeMax and Office Depot to the pro forma combined company with respect to net sales, EBITDA and earnings before interest and taxes, or EBIT, for fiscal years 2012, 2013 and 2014, using publicly available information and the projections furnished by the management of each company. J.P. Morgan assumed that each company’s contribution to net sales, EBIT or EBITDA reflected its contribution to the combined company’s pro forma firm value.”

G.	The first paragraph on page 122 of the joint proxy statement/prospectus (such paragraph beginning with “The analysis indicated . . .”) is hereby amended and restated as follows:

“The analysis indicated that OfficeMax would make the following equity value contributions to the combined company (representing the following implied exchange ratios), with respect to EBITDA, EBIT and net sales, for each fiscal year analyzed:”

H.	The following is hereby inserted immediately following the first paragraph on page 122 of the joint proxy statement/prospectus:

	50% Redemption by BC Partners			100% Redemption by BC Partners
	Equity Contribution %		Implied exchange ratio	Equity Contribution %		Implied exchange ratio
	OfficeMax	Office Depot		OfficeMax	Office Depot
Net Sales
2012	42%	58%	2.253x	45%	55%	2.602x
2013 estimated	43%	57%	2.361x	46%	54%	2.736x
2014 estimated	43%	57%	2.395x	47%	53%	2.778x
EBITDA
2012	41%	59%	2.226x	45%	55%	2.569x
2013 estimated	42%	58%	2.307x	46%	54%	2.669x
2014 estimated	43%	57%	2.363x	46%	54%	2.738x
EBIT
2012	55%	45%	3.826x	59%	41%	4.628x
2013 estimated	53%	47%	3.567x	58%	42%	4.281x
2014 estimated	49%	51%	3.065x	53%	47%	3.625x

I.	The second paragraph on page 122 of the joint proxy statement/prospectus (such paragraph beginning with “J.P. Morgan also reviewed . . .”) is hereby amended and restated as follows:

“Although J.P. Morgan reviewed the contribution of each of OfficeMax and Office Depot with respect to EBIT, it noted that EBIT was not a relevant metric for purposes of the contribution analysis for the reasons described above in “Opinion of OfficeMax’s Financial Advisor—Comparison of Projections.”

J.	The following sentence is hereby inserted immediately following the third sentence of the fourth paragraph on page 122 of the joint proxy statement/prospectus (such paragraph beginning with “J.P. Morgan prepared . . .”):

“The valuation multiple was intended to take account of the present value of future cash flows that would be derived from management’s estimated synergies, as well as the one-time costs that would be incurred to achieve such estimated synergies.”

K.	The fourth sentence of the fourth paragraph on page 122 of the joint proxy statement/prospectus (such paragraph beginning with “J.P. Morgan prepared . . .”) is hereby amended and restated as follows:

“J.P. Morgan also performed a calculation using discounted cash flow equity values, in which it compared OfficeMax’s pro forma ownership of the combined company to OfficeMax’s discounted cash flow equity value, and assumed a value in respect of the estimated synergies based on a discounted cash flow analysis. The synergy valuation assumed 50% of the midpoint of management’s estimated synergies range, did not assume any negative synergies, included 100% of management’s estimated one-time costs to achieve the synergies, and used a 12% discount rate (the midpoint of the range of discount rates used in J.P. Morgan’s discounted cash flow analysis).”

L.	The fifth sentence of the fourth paragraph on page 122 of the joint proxy statement/prospectus (such paragraph beginning with “J.P. Morgan prepared . . .”) is hereby amended and restated as follows:

“For each calculation, J.P. Morgan further assumed that 50% of BC Partners’ preferred equity interest in Office Depot would be redeemed (immediately following the requisite Office Depot stockholder approval in connection with the transactions) and that the remainder would be converted into Office Depot common stock, in one case, and that 100% of BC Partners’ preferred equity interest would be redeemed (50% immediately following the requisite Office Depot stockholder approval in connection with the transactions and 50% immediately prior to closing of the transactions), in another case.”

NO OFFER OR SOLICITATION

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the proposed merger of Office Depot with OfficeMax or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

IMPORTANT INFORMATION HAS BEEN AND WILL BE FILED WITH THE SEC

Office Depot has filed with the SEC a registration statement on Form S-4 (Registration No. 333-187807) that includes a Joint Proxy Statement of Office Depot and OfficeMax that also constitutes a prospectus of Office Depot. The registration statement, as amended, was declared effective by the SEC on June 7, 2013. Office Depot and OfficeMax mailed the definitive Joint Proxy Statement/Prospectus to their respective shareholders in connection with the transaction on or about June 10, 2013. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT OFFICE DEPOT, OFFICEMAX, THE TRANSACTION AND RELATED MATTERS. Investors and shareholders are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed with the SEC by Office Depot and OfficeMax through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders are able to obtain free copies of the definitive Joint Proxy

Statement/Prospectus and other documents filed by Office Depot with the SEC by contacting Office Depot Investor Relations at 6600 North Military Trail, Boca Raton, FL 33496 or by calling 561-438-7878, and are able to obtain free copies of the definitive Joint Proxy Statement/Prospectus and other documents filed by OfficeMax by contacting OfficeMax Investor Relations at 263 Shuman Blvd., Naperville, Illinois 60563 or by calling 630-864-6800.

PARTICIPANTS IN THE SOLICITATION

Office Depot and OfficeMax and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of Office Depot and OfficeMax in respect of the transaction described in the Joint Proxy Statement/Prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Office Depot and OfficeMax in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive Joint Proxy Statement/Prospectus filed with the SEC on June 10, 2013. Information regarding Office Depot’s directors and executive officers is contained in Office Depot’s Annual Report on Form 10-K for the year ended December 29, 2012 and Amendment No. 1 on Form 10-K/A, which are filed with the SEC. Information regarding OfficeMax’s directors and executive officers is contained in OfficeMax’s Annual Report on Form 10-K for the year ended December 29, 2012 and its Proxy Statement on Schedule 14A, dated March 19, 2013, which are filed with the SEC.

OFFICE DEPOT SAFE HARBOR STATEMENT

This communication may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Office Depot, the merger and other transactions contemplated by the merger agreement, Office Depot’s long-term credit rating and its revenues and operating earnings. These statements or disclosures may discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to Office Depot, based on current beliefs of management as well as assumptions made by, and information currently available to, management. Forward-looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “possible,” “potential,” “predict,” “project” or other similar words, phrases or expressions. These forward-looking statements are subject to various risks and uncertainties, many of which are outside of Office Depot’s control. Therefore, investors and shareholders should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include adverse regulatory decisions; failure to satisfy other closing conditions with respect to the merger; the risks that the new businesses will not be integrated successfully or that Office Depot will not realize estimated cost savings and synergies; Office Depot’s ability to maintain its current long-term credit rating; unanticipated changes in the markets for its business segments; unanticipated downturns in business relationships with customers or their purchases from Office Depot; competitive pressures on Office Depot’s sales and pricing; increases in the cost of material, energy and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; new laws and governmental regulations. The foregoing list of factors is not exhaustive. Investors and shareholders should carefully consider the foregoing factors and the other risks and uncertainties that affect Office Depot’s business described in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. Office Depot does not assume any obligation to update these forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2013

OFFICE DEPOT, INC.

By:	/s/ Elisa D. Garcia C.
Name:	Elisa D. Garcia C.
Title:	Executive Vice President,
General Counsel and Corporate Secretary